SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2017

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 984-1096

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 5, 2017, Pareteum Corporation (“we,” “us,” “our,” or the “Company”) entered into a placement agency agreement (the “Agreement”) with Dawson James Securities, Inc. (the “Placement Agent”), as the placement agent, on a best-efforts basis, with respect to a registered public offering (the “Offering”) of up to 1,495,000 shares of the Company’s common stock, at a price per share of $1.05. The Offering will be conducted as shelf takedown off of our registration statement on Form S-3 (File No. 333-213575). The Agreement contains customary representations, warranties and agreements from us and the Placement Agent. We also agreed to indemnify the Placement Agent against certain liabilities.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

A copy of the opinion of Sichenzia Ross Ference Kesner LLP relating to the legality of the securities offered by us is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

On October 5, 2017, the Company issued a press release announcing the pricing of the Offering described under Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Ference Kesner LLP

10.1	Placement Agency Agreement, dated October 5, 2017, between Pareteum Corporation and Dawson James Securities, Inc.

23.1	Consent of Sichenzia Ross Ference Kesner LLP (included as part of Exhibit 5.1)

23.2	Consent of public accounting firm Squar Milner LLP

99.1	Press Release, dated October 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2017	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary